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INVESTORS CONTACT:
Susan Mesco
Cytogen Corporation
(609) 750-8213


           CYTOGEN APPOINTS KEVIN BRATTON NEW CHIEF FINANCIAL OFFICER

PRINCETON, N.J., (OCTOBER 26, 2006) -- Cytogen Corporation (NASDAQ: CYTO) today announced the appointment of Kevin Bratton as the Company's new chief financial officer. A finance executive with more than 35 years of experience in healthcare, biotechnology and technology, Mr. Bratton was previously chief financial officer at Metrologic Instruments, Inc. (NASDAQ: MTLG), a global technology company. During his tenure at Metrologic, Mr. Bratton directed the company's finance operations during a period of significant growth in sales, net income, cash flow from operations, and working capital.

"With the recent addition of two marketed oncology products, SOLTAMOX(R) and CAPHOSOL(R), our business is poised for substantial growth and we are especially pleased to have a seasoned finance executive like Kevin joining us at this important time in our history," said Michael D. Becker, president and chief executive officer. "His outstanding experience and shared vision of the growth Cytogen can achieve will be an excellent complement to our senior management team as we work to maximize the value of our growing revenue opportunities in the years ahead."

Prior to joining Metrologic Instruments, Mr. Bratton worked at The JPM Company, where he served as chief financial officer from 2000 to 2002 and as director of external reporting from 1999 to 2000. Prior to joining JPM, Mr. Bratton worked for more than 20 years in the healthcare sector. He was vice president finance and treasurer for the biotechnology company IGI, Inc., and corporate controller for the specialty medical company Delmed, Inc. Mr. Bratton began his career with the public accounting firm Touche Ross & Co. (now Deloitte & Touche LLP). He has a bachelor of science in business and accounting from Northeastern University.

About Cytogen
-------------

Founded in 1980, Cytogen is a biopharmaceutical company dedicated to advancing the care of cancer patients by acquiring, developing, and commercializing innovative pharmaceutical products. The Company's specialty sales force currently markets QUADRAMET(R), PROSTASCINT(R), and SOLTAMOX(R) to the U.S. oncology market. QUADRAMET is approved for the treatment of pain in patients whose cancer has spread to the bone, PROSTASCINT is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer, and SOLTAMOX is the first liquid hormonal therapy approved in the U.S. for the treatment of breast cancer in adjuvant and


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metastatic  settings.  In early  2007,  Cytogen  plans to  introduce  its fourth marketed product to the U.S. market, CAPHOSOL, a prescription medical device for the treatment of oral mucositis and dry mouth. The Company is also developing CYT-500, a third-generation radiolabeled antibody to treat prostate cancer. Cytogen's product-focused strategy focuses on attaining sustainable growth through clinical, commercial, and strategic initiatives.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of successfully marketing SOLTAMOX and CAPHOSOL; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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